MAINSTREET BANKSHARES, INC.

News Release

For Immediate Release: September 18, 2008

MAINSTREET ANNOUNCES FIFTH CASH DIVIDEND

MainStreet BankShares, Inc., ("MainStreet"), in Martinsville, Virginia announced today that its Board of Directors approved a $.05 per share cash dividend payable on November 7, 2008 to shareholders of record on October 17, 2008. This will be the fifth consecutive cash dividend paid by the Company. MainStreet is quoted on the Over the Counter Bulletin Board under the symbol MREE.

Larry A. Heaton, President and Chief Executive Officer stated, "Our Board of Directors is pleased to provide our shareholders with their fifth quarterly cash dividend. We continually strive to enhance shareholder value."

MainStreet BankShares, Inc. is a bank holding company operating in Martinsville, Virginia. MainStreet currently has two wholly owned subsidiaries, Franklin Community Bank, N.A., ("Franklin Bank") and MainStreet RealEstate, Inc. Franklin Bank currently operates four banking offices in Rocky Mount and Smith Mountain Lake.

Contact: Larry A. Heaton, President and CEO

MainStreet BankShares, Inc.

Martinsville, Virginia

(540) 489-3412